Exhibit 3.2.1

                          CERTIFICATE OF CORRECTION OF

                              CERTIFICATE OF MERGER

                                       OF

                                INNAPHARMA, INC.
                            (a Delaware corporation)

                                  WITH AND INTO

                        TETRAGENEX PHARMACEUTICALS, INC.
                            (a Delaware corporation)


It is hereby certified that:


     1. The name of the corporation (hereinafter called the "Corporation") is Tetragenex Pharmaceuticals, Inc.

     2. The Certificate of Merger as filed by the Corporation with the Secretary of State of Delaware on November 24, 2004 is hereby corrected.

     3.   The inaccuracy to be corrected in said instrument is as follows:

          Section 4 of the Certificate of Merger states that the Certificate of Incorporation of the Corporation as in effect prior to the merger of Innapharma, Inc. with and into the Corporation (the "Merger") shall remain the Certificate of Incorporation of the Corporation subsequent to the Merger, which is incorrect.

     4.   Section 4 of the Certificate of Merger should read as follows:

          "The Certificate of Incorporation as currently in effect of TETRAGENEX shall subsequent to the merger be the Certificate of Incorporation of TETRAGENEX, as the surviving corporation, unless and until duly amended in accordance with the provisions hereof and applicable law, with the exception that, pursuant to the terms of the Amended and Restated Merger Agreement, the authorized capitalization of TETRAGENEX is 55,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share, and (ii) 5,000,000 shares of "blank check" preferred stock, $0.01 par value per share."

          Article IV of the Certificate of Incorporation is thus amended to read as follows:

          "The aggregate number of shares of capital stock which the Corporation shall have the authority to issue 55,000,000, consisting of (i) 50,000,000 shares of common stock, $0.001 par value per share, and
          (ii) 5,000,000 shares of "blank check" preferred stock, $0.01 par value per share."


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DATE:   June 12, 2006

                                          --------------------------------------
                                          NAME:        Martin F. Schacker
                                          TITLE:       Chief Executive Officer


By: /s/ Martin F. Schacker
    ----------------------------------------------
Martin F. Schacker, Chairman of the Board


By: /s/ David Abel
    ----------------------------------------------
David Abel, Vice Chairman of the Board


By: /s/ John P. Feighner
    ----------------------------------------------
John P. Feighner, Director


By: /s/ Robert P. Budetti
    ----------------------------------------------
Robert P. Budetti, Director


By: /s/ Kenneth Cartwright
    ----------------------------------------------
Kenneth Cartwright, Director


By: /s/ Alf E. F. Akerman
    ----------------------------------------------
Alf E. F. Akerman, Director


By: /s/ Bruce J. Bergman
    ----------------------------------------------
Bruce J. Bergman, Director


By: /s/ William T. Comer
    ----------------------------------------------
William T. Comer, Director


By: /s/ Aaron Cohen
    ----------------------------------------------
Aaron Cohen, Director